                                                                    EXHIBIT 10.1

                          VESSEL CONSTRUCTION CONTRACT

     THIS CONTRACT entered into as of this September 6, 2005 by and between
Trinity Marine Products, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Builder"), and M/G Transport Services, Inc.,
a corporation organized and existing under the laws of the state of Ohio the
"Purchaser").

                              W I T N E S S E T H:

ARTICLE I - DESCRIPTION OF VESSEL:

     Builder, in consideration of the obligations of Purchaser set forth in this
Contract, agrees to build, equip, and complete, free and clear of any liens, claims and encumbrances, the barge(s) (hereinafter referred to as the "Vessel", whether one or more), described on the attached Exhibit "A" and which shall be constructed in accordance with the documents referred to in such Exhibit
(hereinafter, the "Contract Documents"), all of which have concurrently been identified by the parties and made a part of this Contract as if fully set forth herein.

     Except for any Purchaser furnished equipment as may be listed in the
Contract Documents, Builder agrees to furnish all plant, labor, tools, equipment and material, consumable or direct, necessary for the construction and delivery of the Vessel.

     The Vessel shall be constructed to meet the applicable requirements of the regulatory bodies as set forth in the Contract Documents and, to the extent required by the Contract Documents; certificates evidencing the required classifications shall be furnished by Builder to Purchaser.

     If any changes in the rules and regulations of the American Bureau of
Shipping or other applicable classification society or of any governmental agency are made subsequent to the date of execution of this Contract necessitating alterations or additions to the Vessel, the result of which is the cost of the Vessel is increased and/or the time required for completion for the
Vessel is extended, Purchaser shall authorize, and pay for, as a change order under this Contract, any such alterations, additions, outfit and/or equipment, and shall grant Builder any extension of the Date of Delivery, as defined in this Contract, as may be required to comply with any such regulatory change.

     All provisions, conditions or requirements contained in the Contract
Documents and any other provision, condition or requirement inconsistent or in conflict with the provisions of this Contract are superseded by this Contract, it being the intent of the parties that the provisions of this Contract shall prevail. If there is any conflict or inconsistency between the Drawings and
Specifications, the Specifications shall control.

ARTICLE II - PRICE AND PAYMENT:

     Purchaser agrees to pay Builder for each Vessel the sum(s) as set forth in
Exhibit "A" in United States Dollars (hereinafter the "Contract Price".) The schedule of payments to be made by Purchaser for the Vessel is also set forth in
Exhibit "A" to this Contract.

     Builder shall submit invoices for each payment as set forth on Exhibit "A", except for any initial payment, with invoice(s) being due and payable according to the terms of Exhibit "A". Builder may, in its discretion, charge Purchaser interest on any amounts hereunder, if not paid when due, at the rate of 2-1/2%
per annum above the prime rate of JPMorgan Chase Bank, Houston, Texas, accruing from the date such amount is due until paid in full. The full Contract Price, including any amounts or credits due for extras, change orders, other additional costs as provided in this Contract, and interest shall be paid in immediately available funds upon delivery of the Vessel. If any invoice is not paid when due, Builder may, at its discretion, withhold issuance and delivery of the
Builder's Certificate until receipt of payment, including payment of any accrued interest.

     Additionally, as security for the payment and fulfillment of its obligations to Builder hereunder, Purchaser hereby grants to Builder a first priority security interest in the Vessel and the products, proceeds and accessions of and to the Vessel, together with all right, title and interest of
Purchaser therein and all rights and remedies which Purchaser might exercise with respect thereto but for the execution of this Contract. Purchaser acknowledges that this Agreement shall constitute a security agreement between the parties, and Purchaser shall promptly take all action requested by Builder to create, establish, maintain and perfect such a security interest, including, but not limited to, executing security agreements and uniform code financing statements in forms approved by Builder in its sole and absolute discretion.
Builder agrees to not record its security interest unless payment is not properly made when due hereunder and Builder gives Purchaser notice of any such filing. Upon Builder's receipt of payment of the Contract Price, plus any accrued interest, for the Vessel, the security interest as to each paid Vessel shall terminate.

     If any invoice is not paid when due, Builder may, at its discretion, suspend or reschedule progress of the work (such right being in addition to any other right at law or in equity), and Purchaser shall then be obligated to
Builder, in addition to other amounts becoming due hereunder, for any direct costs resulting from such suspension or rescheduling of the work. In addition to any other remedies available to Builder at law or in equity, Builder shall be entitled either to terminate this Contract or to sue Purchaser for specific performance of this Contract. If Builder elects to terminate this Contract,
Builder shall have the option, in its sole discretion, to (i) sue Purchaser for damages as a result of its breach and apply any deposits or other payments made hereunder toward those damages, or (ii) retain title to the Vessel, free of any claim of Purchaser, and retain any deposits or other payments made hereunder. In any such event, Builder shall have no further obligation whatsoever to
Purchaser.

ARTICLE III - TIME AND CONDITIONS OF DELIVERY:

     The Vessel, after completion, in accordance with the Contract Documents, shall be delivered to Purchaser, on or before the date indicated on the attached
Exhibit "A" (hereinafter called the "Date of Delivery") , or on such later date or dates as provided for in Articles I, IV, and VI hereof (the "Extended Date of
Delivery").

     Builder shall deliver the Vessel to Purchaser at a location as set forth on the attached Exhibit "A" (the "Place of Delivery"). All costs and expenses of transporting the Vessel to the Place of Delivery, if other than Builder's yard, shall be borne by and be the obligation of the Builder. All costs and expenses of operating and/or transporting the Vessel after it has reached the Place of
Delivery shall be borne by and be the obligation of Purchaser.

     Builder shall furnish Purchaser on delivery of the Vessel a Builder's
Certificate, together with any other documents as may be required by the
Contract Documents. Builder shall also furnish whatever other documents that may be required by any regulatory agency of the United States having relevant jurisdiction in order for Purchaser to document the Vessel in its name. Any cost or expense in connection with the documentation of the Vessel with the U. S.
Coast Guard or other governmental agency shall be paid by Builder.

     The Vessel shall be delivered by Builder to Purchaser with a clear and merchantable title, free and clear of all maritime and non-maritime liens, claims, encumbrances and charges of whatsoever kind and nature. In addition to and notwithstanding the foregoing, Builder agrees to indemnify Purchaser and hold it harmless from and against all liens and claims for labor, material, or the like arising solely out of, in connection with, or resulting from the operations or activities of Builder, its employees or agents or subcontractors and the employees or agents of their subcontractors, and agrees to defend any such claim asserted or suit brought against Purchaser and to pay any judgment rendered in any such action.

     Purchaser shall execute a Delivery and Acceptance Certificate immediately prior to the time of delivery of the Vessel, substantially in the form of
Exhibit "B".

     Should Purchaser fail to take delivery of the Vessel within ten (10) days of receipt of written notice that the Vessel is complete and available for
Delivery in accordance with the Contract Documents, Purchaser shall be in default of this Contract, and Builder shall have the right to mitigate its damages and protect its rights and interests, including, but not limited to, the right to sue for specific performance of this Contract, to retain any deposits or other payments made hereunder, to retain title to the Vessel and/or to sell the Vessel free of any claim of Purchaser at a price acceptable to Builder.
Builder's exercise of the foregoing remedies, or any other remedies or rights, shall not be deemed a waiver or release by Builder of any other rights or remedies that Builder may have at law or in equity, including, but not limited to, the right to sue for any additional damages, costs, expenses or attorneys'
fees incurred by Builder as a result of Purchaser's default.

ARTICLE IV - CHANGES IN THE DRAWINGS AND SPECIFICATIONS:

     Subject to the requirements of other work and orders, both current and future, in Builder's yard, Purchaser has the right to request any deletions from or additions to the plans and specifications for the Vessels on giving due notice in writing to Builder, the dollar amount of any such changes to be agreed upon in advance by Purchaser and Builder, and added to, or deducted from, the total Contract Price for the Vessels. If any such change shall delay the completion of the Vessel, Builder shall be allowed a reasonable extension of time of the Date of Delivery for such Vessel sufficient to cover such delay. A statement of the increase or decrease of the Contract Price, and/or any additional contract time required, as aforesaid, shall be submitted to Purchaser by Builder, and shall be approved by Purchaser in writing (which approval shall not be unreasonably withheld) before any such change is made. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessel which would diminish the capacity of the Vessel to perform as originally intended by the Contract Documents, except by mutual consent of the parties.

ARTICLE V - INSPECTION BY PURCHASER'S REPRESENTATIVE(S):

     Builder will furnish reasonable space at its yard for the duly authorized representative (s) of Purchaser who shall have reasonable access to the work of
Builder during normal yard hours. Purchaser's representative (s) shall promptly inspect and accept all workmanship and material which is in conformity with the
Contract Documents and shall, with equal promptness, reject all workmanship and material which does not comply with the Contract Documents, provided that the acceptance of such workmanship and material by Purchaser's representative shall not prejudice the rights of Purchaser under the provisions of Article VII hereof. Purchaser's representatives shall comply with all safety procedures and rules of Builder then in effect in Builder's yard.

ARTICLE VI - FORCE MAJEURE:

     The Date of Delivery of the Vessel shall be subject to extension by reason of Force Majeure, which term is hereby defined to include all causes whatsoever beyond the reasonable control of Builder, including, but not be limited to, the following: strikes, lockouts or other industrial disturbances; shortages or late delivery of supplies, equipment or material (including steel, tubing, piping, wiring and all components); unavailability, interruptions or inadequacy of fuel supplies; acts of God; acts of the Purchaser, its officers, directors, employees, agents or contractors; war, preparation for war or the acts or interventions of naval or military executives or other agencies of government;
blockade, sabotage, vandalism, malicious mischief, bomb scares, insurrection or threats thereof; landslides, floods, hurricanes and earthquakes; collisions or fires; delays of subcontractors or of carriers by land, sea or air; non-delivery and/or late delivery of any Purchaser-furnished supplies, material, equipment or labor, including plans, drawings or engineering; delays due to changes in drawings or specifications; and any delays in a previously contracted Vessel, which precede the Vessel, the subject of this Contract, in Builder's production schedule caused by one of the circumstances enumerated in this Contract. Adverse weather, including but not limited to, rain, temperature or high humidity, shall not be considered a Force Majeure event unless its occurrence requires a shut down of a substantial portion of Builder's yard and/or the painting/coating area of Builder's yard prior to 12:00 noon on a regularly scheduled work day and, for each such day, Builder shall be entitled to an extension of the Delivery Date equal to one (1) regularly scheduled work day of the Builder (which is Monday through Friday and excludes Saturdays, Sundays and holidays). Delays in receiving material, equipment or fuel, short deliveries thereof (except
Purchaser-furnished material) or delays of subcontractors shall be considered
Force Majeure events only if Builder shows that such materials, equipment, fuel or services were timely ordered, that due diligence was exercised to obtain timely delivery thereof and that no other alternate source of supply was reasonably available.

     Shortages of skilled workers shall not be considered a Force Majeure event unless Builder shows that diligence has been used in recruiting, hiring and maintaining a sufficient work force and that Builder's wage scale for each classification of employee, during the pendency of this Contract, retains the same competitive relationship as exists as of the date of this Contract between
Builder's labor force and that of comparable yards in the geographic area of
Builder's yard in which the Vessel is being constructed.

     If the completion of the Vessel is delayed by one or more events of Force
Majeure, the Date of Delivery shall be extended by a period of time as may be reasonably necessary under the circumstances to complete the Vessel, and at a minimum, shall be equal to one (1) regularly scheduled work day of the Builder
(which is Monday through Friday and excludes Saturdays, Sundays and holidays)
for each day, or portion thereof, by which the delivery of the Vessel was delayed by such events of Force Majeure. However, the Date of Delivery shall not be extended unless Builder notifies Purchaser in writing within twenty (20) days of the beginning of a delay caused by a Force Majeure event, describing the circumstances and providing an estimate, if possible, of the extent of the probable delay.

ARTICLE VII - WARRANTY:

     A. Warranty for Vessel

     Builder warrants to Purchaser that the Vessel shall be free from defects in workmanship and shall conform to the requirements of the Contract Documents.

     B. Warranty for Application of Paints, Coatings, Primers and Sealant

     Builder warrants that it will purchase paints, coatings, primers and/or sealant of good marine quality in accordance with the contract documents and that it will apply the paints, coatings, primers and/or sealant in accordance with the specifications and recommendations of the manufacturer of the paints, coatings, primers and/or sealant.

     C. Warranty Period

     Builder shall have no responsibility whatsoever with respect to any claim under Sections A and B of this Article VII which is not received in writing by
Builder within one hundred eighty (180) days from the Delivery Date, as specifically defined in this Article VII (such 180 day period being hereinafter referred to as the "Warranty Period"). For purposes solely of this Article VII,
"Delivery Date" shall be defined as the earlier of the following: (1) fourteen
(14) days after date of a written notice from Builder that the Vessel is complete in accordance with the Contract Documents and available for delivery, or (2) the date of actual physical delivery of the Vessel to Purchaser or
Purchaser's Agent.

     D. Builder's Obligation under Warranty and Claims Notice

     In the event Purchaser notifies Builder in accordance with Section C of this Article VII of any claim covered under Sections A and B of this Article VII
(which notice Purchaser agrees shall set forth with specificity the Vessel effected and the nature and location of the defect), and upon inspection thereafter by Builder at which time Builder confirms that the warranted defect set out in the notice in fact exists, Builder shall promptly correct the nonconforming work by making repairs or replacements at its option at one of
Builder's yards without expense to Builder for transporting the Vessel, or any component thereof, to or from that yard; provided, however, that if it is not practical to have the Vessel proceed to such yard, Purchaser may, with prior written consent of Builder, have such repairs or replacements made elsewhere, and, in such event, Builder shall reimburse Purchaser an amount equivalent to the lesser of (i) the amount Builder would have expended at its own yard at
Builder's then prevailing rates, or (ii) the amount actually expended by
Purchaser, provided, however, that in no event shall Builder be liable to
Purchaser for any amount in excess of the cost of repairs or replacements as specified above. Builder shall not be obligated to repair or replace any material or equipment, if: (1) such repair or replacement is caused, in whole or in part, by the negligent operation or maintenance of the Vessel, its equipment, or components or (2) Purchaser fails to provide Builder with access to the
Vessel, within a reasonable period of time, to conduct any inspections, repairs or replacements. Notwithstanding the foregoing, if Purchaser fails to give
Builder access to the Vessel within ninety (90) days after Builder's receipt of notice of nonconforming work or defect, then Builder shall have no responsibility to perform any repair or replacement under this warranty.

     E. Warranty Exclusions and Assignments

     OTHER THAN AS SET OUT IN SECTION B OF THIS ARTICLE VII, BUILDER MAKES NO
WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO PAINTS, COATINGS, PRIMERS AND/OR
SEALANT OR THE PRODUCT MANUFACTURER'S SPECIFICATIONS AND RECOMMENDATIONS.
BUILDER WILL ASSIGN TO PURCHASER AT DELIVERY ALL WARRANTIES THAT ARE AVAILABLE
FROM THE MANUFACTURERS OF PAINTS, COATINGS, PRIMERS AND/OR SEALANT.

     Builder does not warrant any components, equipment, engineering, specifications, designs, plans or workmanship specified or furnished by
Purchaser, its subcontractors, employees, architects or engineers, or any labor performed by others at the direction or request of Purchaser or Purchaser's representative(s) and Builder specifically disclaims any warranties, express or implied, in connection therewith.

     F. Warranty Termination for Improper use of Dry Void Spaces

     Purchaser stipulates that the dry void spaces in the Vessel are to be used solely for periodic access by Purchaser's employees, consultants and agents for barge maintenance and inspection of the integrity of Vessel hull and cargo hold.
Purchaser acknowledges that the warranty set out in Sections A and B of this
Article VII shall terminate as to a dry void space without notice or action of any kind required by Builder, in the event any such dry void space on a Vessel is used for any other purpose whatsoever and Purchaser waives its right to object to termination of the warranty under this Section F on the grounds that the warranty has failed for its essential purpose . BUILDER HEREBY ADVISES
PURCHASER THAT A DRY VOID SPACE IS A CONFINED SPACE AND NO PERSON SHOULD BE
ALLOWED TO ENTER SUCH SPACE WITHOUT PROPER SUPERVISION, ASSISTANCE AND
COMPLIANCE WITH APPLICABLE CONFINED SPACE REGULATIONS.

     G. Warranty Disclaimers and Waiver

     THE WARRANTY AND REMEDIES SET FORTH IN THIS ARTICLE VII ARE IN SUBSTITUTION
OF AND IN LIEU OF ANY AND ALL OTHER WARRANTIES OR REMEDIES WHETHER EXPRESSED OR
IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR WORKMANLIKE SERVICES, AND
PURCHASER HEREBY WAIVES ANY RIGHT TO SUCH OTHER EXPRESS OR IMPLIED WARRANTIES OR
REMEDIES.

     H. Limitations of Remedy and Liability

     FOLLOWING DELIVERY OF THE VESSEL PURCHASER'S SOLE REMEDY FOR BREACH OF THIS
WARRANTY SHALL BE REPAIR, REPLACEMENT OR REIMBURSEMENT, AS THE CASE MAY BE,
EXPRESSED IN SECTION D OF THIS ARTICLE VII. BUILDER SHALL IN NO EVENT BE LIABLE
TO PURCHASER FOR THE BREACH OF WARRANTY, EXPRESS OR IMPLIED, IN FACT OR IN LAW,
EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE VII. BUILDER SHALL HAVE NO
LIABILITY TO PURCHASER OR TO ANYONE CLAIMING TO, THROUGH OR UNDER PURCHASER FOR
LOSS OR DAMAGES OF ANY KIND WHICH ARE PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR
INDIRECT TO A BREACH OF THIS WARRANTY, INCLUDING, BUT NOT LIMITED TO, LOSS OF
PROFITS OR LOSS OF USE OF THE VESSEL, AND WHETHER OR NOT RESULTING FROM
BUILDER'S OR ITS EMPLOYEES', AGENTS', SUBCONTRACTORS' OR CONSULTANTS' ACTS,
ERRORS, OMISSIONS, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCT LIABILITY, OR
OTHERWISE, PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT PURCHASER'S
RIGHTS UNDER COMMON LAW FOR CONTRIBUTION OR INDEMNITY FROM BUILDER FOR ACTUAL
DAMAGES OR SETTLEMENTS PAID BY PURCHASER ARISING FROM A THIRD PARTY ACTION DUE
TO INJURY TO THIRD PERSONS OR DAMAGE TO THIRD PARTY PROPERTY PROXIMATELY
RESULTING FROM A BREACH OF THIS CONTRACT.

ARTICLE VIII - INSURANCE:

     A. Until the Vessel has been completed, physically delivered at the Place of Delivery and accepted by Purchaser, the Vessel and all materials, outfitting, equipment, and appliances to be installed in the Vessel, including all materials, outfitting, equipment and appliances provided by Purchaser and delivered to Builder's yard for the Vessel or in the construction thereof, shall be declared under a Builder's Risk Policy of Builder in force and effect at the time that the Vessel's keel is laid, all at Builder's expenses. Purchaser shall bear all risk of loss or damage to the Vessel upon delivery to and acceptance by
Purchaser as to each delivered Vessel.

     Partial losses, if any, shall be payable to Builder and the proceeds thereof devoted by Builder to the repair and/or replacement of the damage.
Builder shall advise Purchaser promptly of any such occurrence. In the event that an "actual total loss" or a "constructive total loss" (as those terms are defined in the Builder's Risk Policy) should occur prior to the Vessel being complete and ready for delivery, Purchaser shall be reimbursed out of the proceeds of each policy any down payment attributable to the damaged Vessel made to Builder and the cost of any Purchaser furnished equipment or materials destroyed as a result of such total loss. All other proceeds of the policy shall be paid to Builder. Following payment of such insurance proceeds upon a total loss, Builder shall have the option, in its sole discretion, either to terminate this Contract with regard to the damaged Vessel only, or to reconstruct such
Vessel pursuant to the terms of the Contract, with completion being accomplished within a period of time equal to the time originally allowed under the Contract.

     B. Builder shall also purchase and maintain, at its expense, during the life of this Contract, Workers' Compensation Insurance at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement,
Employer's Liability Insurance in the amount of at least One Million Dollars
($1,000,000) and Public Liability Insurance against property damage, death and personal injury in the amount of not less than One Million Dollars ($1,000,000).

     C. A memorandum outlining the pertinent terms and conditions of the
Builder's Risk Policy referred to in subparagraph A above shall be available to the Purchaser at Builder's office and Purchaser, at its request, shall be furnished a certificate of insurance as to all other policies required hereunder. The original of the said Builder's Risk Policy shall be available in
Builder's parent's office in Dallas, Texas, for review upon reasonable request.
All of the policies of insurance and certificates referred to herein shall contain a provision requiring the insurer at risk to give Purchaser thirty (30)
days, notice, in writing, prior to the cancellation of any such insurance.

ARTICLE IX - TAXES:

     Any transportation, sales, use, transfer or other tax which may be levied on, or imposed by any state, local, federal, municipal or other governmental agency in connection with the construction or delivery of the Vessel or any personal property tax which may be levied or imposed with respect to the Vessel shall be paid by Purchaser. Builder agrees that it shall not pay any such tax on behalf of Purchaser, or concede any liability on behalf of Purchaser for same, without prior notice to Purchaser.

     To the extent the Vessel is subject to any waiver, exemption, suspension of, or exception to, sales, use or other tax of any government or agency,
Purchaser shall provide Builder upon request with certificates or other documents as required by applicable law evidencing Purchaser's and/or the
Vessel's entitlement to any such waiver, exemption, suspension or exception.
Purchaser's obligations under this Article shall survive delivery of the Vessel and completion of this Contract.

ARTICLE X - PATENTS:

     Builder agrees to defend, indemnify and hold harmless Purchaser against loss or damage sustained by Purchaser by reason of any alleged infringement of patent rights or other proprietary interests in any materials, processes, machinery, equipment, or hull form selected by Builder.

     Purchaser agrees to defend, indemnify and hold harmless Builder against loss or damage sustained by Builder by reason of an alleged infringement of patent rights or other proprietary interests in any materials, designs, processes, machinery, equipment, or hull form selected by Purchaser or required by the Contract Documents.

ARTICLE XI - MATERIAL SUBSTITUTIONS:

     Builder may substitute other sizes and material for those specified, subject to Purchaser's approval, which will not be unreasonably withheld or delayed providing the same is of equal quality, strength and suitability for the use intended. No increase in cost shall be made for such changes.

ARTICLE XII - USE OF THE DRAWINGS AND SPECIFICATIONS:

     Any Purchaser furnished specifications, contract plans and drawings for the
Vessel shall remain the property of Purchaser, and any specifications, contract plans and drawings for the Vessel, if any, furnished or prepared by Builder shall remain the property of Builder.

ARTICLE XIII - BANKRUPTCY:

     If either party hereto shall be adjudicated a bankrupt or an order appointing a receiver of it or of the major part of its property shall be made, or an order shall be made approving a petition or answer seeking its reorganization under the Federal Bankruptcy Act, as amended, or if either party shall institute proceedings for voluntary bankruptcy or apply for or consent to the appointment of a receiver of itself or its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due for the purpose of seeking a reorganization under the Federal Bankruptcy laws, or otherwise, then, in any one or more of such events, the other party to this Contract shall have the option at its discretion to terminate this Contract by written notice.
Termination of this Contract pursuant to the provisions of this Article by one party to this Contract shall not relieve the other party from any payment obligations hereunder due and owing as of the date of such termination or from any obligations due or which may become due under Article IX of this Contract.

ARTICLE XIV - NOTICES:

     Notices required by this Contract shall be in writing and shall be delivered in person or by registered mail, return receipt requested or by overnight courier service providing evidence of receipt to Builder or Purchaser, or the designated representative or either, as the case maybe.

     Notices to Builder shall be addressed to:

                           Trinity Marine Products, Inc.
                           2525 Stemmons Freeway
                           Dallas, Texas  75207
                           Attention:  Stephen Sheridan

     with a copy (which shall not be considered as notice) to:

                           Vice President Legal Affairs
                           2525 Stemmons Freeway
                           Dallas, Texas  75207

     Notices to Purchaser shall be addressed and forwarded to the person(s) as set forth in Exhibit "A".

     In all matters relating to this Contract, except warranty claims which are covered under Article VII, the parties shall be represented by none other than the representatives named on Exhibit "A".

     Each party agrees that at least one of its above-named representatives shall be available for consultation during normal working hours. Purchaser and
Builder agree that no one other than their respective named representatives shall be considered as their authorized agent with power or authority to bind them, respectively. Except as may be herein authorized, no change or modification to this Contract or the Contract Documents shall be valid or enforceable unless in writing and signed by one of the above designated representatives of each party.

     Any other person may be designated to represent either Purchaser or Builder upon written notice of such designation accomplished in accordance with the notice provisions of this Article XIV.

ARTICLE XV - CONSTRUCTION:

     The headings of the Articles, Exhibits or other provisions have been inserted as a convenience for reference only and are not to be considered in any construction or interpretation of this Contract.

ARTICLE XVI - LAW APPLICABLE:

     This Contract shall be governed by and interpreted under the laws of the
State of Texas (without regard to conflict of laws principles) and, to the extent applicable, federal maritime law of the United States of America.

ARTICLE XVII - ASSIGNMENT:

     This Contract may not be assigned by Builder or Purchaser without the prior written consent of the other party, and to the extent an assignment by Purchaser is approved by Builder, Purchaser shall be required to executed Builder's
Consent and Agreement form attached hereto and incorporated herein as Exhibit C.

ARTICLE XVIII - UNITED STATES APPROVAL:

     All obligations of Builder herein are subject to compliance with all applicable laws and regulations of the United States government and agencies thereof and, if required, the prior approval of the Departments of Commerce,
Defense, Transportation or State.

ARTICLE XIX - NON-DISCLOSURE:

     Neither party shall disclose to any third party the terms and conditions of the Contract or the information received from the other party in either negotiating the contract or in the performance of the Contract. This obligation shall survive the completion of the Contract. The obligations of this provision shall not apply to any disclosures required by law, regulation, governmental authority or court order or to any information, data, or design that a disclosing party can show it possessed prior to its disclosure by it, was or has become available to the public domain, or is subsequently provided to it by another party having the right to possess and disclose the information, data or designs.

ARTICLE XX - MISCELLANEOUS:

     The Contract Documents constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral.
The invalidity or unenforceability of any phrase, sentence, clause or article in this Contract shall not affect the validity or enforceability of the remaining portions of this Contract, or any part thereof.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

Builder:                                     Purchaser:
Trinity Marine Products, Inc.                M/G Transport Services, Inc.

By:                                          By:________________________________

Name:                                        Name:______________________________

Title:                                       Title:_____________________________

                                                                     Page 1 of 2

                                   EXHIBIT A

I. DESCRIPTION OF VESSEL:

     A. The Vessel is: Sixty (60) 195' x 35' x 13'-0" Rake Open Hopper Barges

     B. Hull No. will be assigned when production starts.

     C. The Vessel shall be built in accordance with the following Contract
        Documents:

        1.  This Contract
        2.  Specifications, dated August 10, 2005 Exhibit "A-1".
        3.  General Arrangement Dwg. No. E4185, Rev. 1, Exhibit "A-2".
        4.  Tax Exemption Forms for signature

II.  PRICE, DOWN PAYMENT AND PAYMENT SCHEDULE:

     A.   The contract price for the Vessel is Four Hundred Thousand Dollars
          ($400,000.00) per vessel subject to plate steel surcharge if applicable.

     B.   A one million six hundred thousand dollar ($1,600,000) down payment is required upon signing of Contract, the receipt of which is hereby acknowledged. Said down payment shall be used equally to fund the final payment on each Vessel as same shall become due and payable to
          Builder, until down payment is exhausted.

     C.   During the third and forth quarters of 2006, it is anticipated that the Vessels will be delivered to Purchaser as they are completed.
          Builder will invoice Purchaser during each week that Vessel(s) are completed, inspected, delivered and accepted, and Purchaser shall wire transfer said amount to Builder on the Friday of such week (subject to the credit for the down payment set forth in section II.B above).

III. PLACE OF DELIVERY:

     The Vessel shall be delivered at Builder's shipyard.

IV.  DATE OF DELIVERY:

     The Date of Delivery is commencing third or fourth quarter 2006.

                                                                     Page 2 of 2

V.   Notice to Purchaser shall be addressed as follows:

      M/G Transport Services, Inc.
      7000 Midland Blvd.                          Tel:  513/943-7300
      Amelia, OH 45102-2607                       Fax: 513/947-4659
      Attention:   Mr. Jack L. Lordo

VI.  The parties' representatives are:

     A.       For Purchaser:    Mr. Jack L. Lordo
     B.       For Builder:      Mr. Stephen Sheridan

EXHIBIT APPROVED BY:

Builder: ________________(Initial)           Purchaser: _______________(Initial)

                                    EXHIBIT B

                               FORM OF CERTIFICATE
                           OF DELIVERY AND ACCEPTANCE

     In accordance with that certain Vessel Construction Contract by and between
M/G Transport Services, Inc. ("Purchaser") and Trinity Marine Products, Inc.
("Builder");

     On this _______ day of _____________________, 2005, Builder hereby tenders the Vessel, Hull No. ______ Barge Name _________ for delivery to Purchaser, complete in accordance with the Contract Documents, and free and clear of all liens, claims or encumbrances; and

     Purchaser, through its duly authorized undersigned agent, hereby accepts the Vessel, and all of its equipment, material and components as complete in accordance with the Contract Documents as of the date above written.

BUILDER:                                   PURCHASER:

Trinity Marine Products, Inc.              M/G Transport Services, Inc.

By:  ______________________________        By: _________________________________
Printed/Typed Name:________________        Printed/Typed Name:__________________
Title:  ___________________________        Title:  _____________________________

EXHIBIT APPROVED BY:

Builder: ______________(Initial)           Purchaser:  ________________(Initial)

                                    EXHIBIT C

                              CONSENT AND AGREEMENT

The undersigned, Trinity Marine Products, Inc. ("TMP"), hereby acknowledges notice of and consents to the assignment of that certain Vessel Construction
Contract dated (herein the "Contract") between TMP and M/G Transport Services,
Inc. (herein "Purchaser") to _________________, a (herein the "Grantee")
relating to any of the Vessels (herein the "Vessels") sold by TMP to Purchaser, subject to the terms and conditions of the Contract.

TMP hereby confirms that all of its representations, warranties and agreements contained in the Contract which have been assigned by Purchaser to the Grantee shall, subject to the terms and conditions of the Contract, inure to the benefit of the Grantee to the same extent as if the Grantee had been named as the
"Purchaser" in the Contract.

By its execution hereof, Purchaser agrees to indemnify and hold harmless TMP against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) resulting from:

     (i)  any claim arising under the Contract made by Purchaser in its individual capacity at any time after the assignment of the Contract to Grantee,

     (ii) any assertion by Grantee or Purchaser that the Contract is not binding upon Grantee or that the assignment has modified the contract rights of TMP, and

     (iii) any assertion by Grantee or Purchaser that Purchaser's execution of this Consent and Agreement subjects Purchaser to any liability to which it would not otherwise be subject under the Contract.

In executing this Consent and Agreement, TMP has not been requested to review or comment on any of the agreements between Purchaser and Grantee relative to the assignment. In executing this document, TMP is relying upon the indemnification of Purchaser contained herein. The effectiveness of Purchasers consent hereunder is conditioned upon the execution of this document by Purchaser and its delivery to TMP.

Neither Purchaser's assignment to Grantee of all of the rights of Purchaser under the Contract nor Purchaser's consent to such assignment shall relieve
Purchaser of its obligation to purchase and pay for the Vessels if Grantee fails to do so.

IN WITNESS WHEREOF, the undersigned has caused this Consent and Agreement to be duly executed on this the ______ day of _____________, 2005.

                                   Builder:
                                   Trinity Marine Products, Inc.

                                   By:

                                   Name:

                                   Title:

                                   Purchaser:
                                   M/G Transport Services, Inc.

                                   By:

                                   Name:

                                   Title:

EXHIBIT APPROVED BY:

Builder: ______________(Initial)           Purchaser:  ________________(Initial)